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                                                                     EXHIBIT 4.1


                     FIRST AMENDMENT TO THE RIGHTS AGREEMENT
             AND CERTIFICATION OF COMPLIANCE WITH SECTION 26 THEREOF


     Pursuant to Section 26 of the Rights Agreement (the "Agreement") dated as May 18, 1995, between Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), and The First National Bank of Boston (now known as BankBoston, N.A.) (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of October 28, 1998, as provided below.

     1. Certain Definitions. Section 1 of the Agreement shall be amended as follows:

          (a) The phrase "(upon approval by a majority of the Continuing Directors (as such term is hereinafter defined))" shall be deleted from the definition of Acquiring Person.

          (b)  The definition of Continuing Directors shall be deleted.

     2. Issue of Rights Certificates. Section 3(a) of the Agreement shall be amended by deleting the phrase "(upon approval by a majority of the Continuing Directors)" in the first sentence of the paragraph.

     3.   Adjustment of Purchase Price, Number of Shares or Number of Rights.
Section 11 shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," which appears once in the second paragraph of subsection (a)(ii), five times in subsection (a)(iii), once in subsection (b), once in subsection (c), once in subsection (d)(i) and once in subsection (d)(ii).

     4.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
Section 13(c) shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," in the second sentence of the paragraph.

     5. Fractional Rights and Fractional Shares. Section 14(a) shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," in the second to last sentence and the last sentence of the paragraph.

     6. Issuance of New Rights Certificates. Section 22 shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," in the first and second sentences of the paragraph.

     7.   Redemption. Section 23 shall be amended as follows:

          (a) The phrase "a majority of the Continuing" which appears three times in the first sentence of subsection (a) shall be replaced with the phrase "the Board of".

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          (b)  The phrase ", upon the approval by a majority of the Continuing
Directors" in the last sentence of subsection (a) shall be deleted.

     8. Supplements and Amendments. Section 26 shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors," in the first, second and last sentences of the paragraph.

     9. Determinations and Actions by the Board of Directors. Section 28 shall be amended as follows:

          (a) The phrase "(and, where specifically provided for herein, only upon approval by a majority of the Continuing Directors)" in the second sentence of the paragraph shall be deleted.

          (b) The phrase "(or, where specifically provided for herein, upon approval by a majority of the Continuing Directors)" in the last sentence of the paragraph shall be deleted.

          (c) The phrase "or the Continuing Directors" in the last sentence of the paragraph shall be deleted.

     10. Severability. Section 30 shall be amended by deleting the phrase ", upon approval by a majority of the Continuing Directors," in the paragraph.

     The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the Board of Directors of the Company dated as of October 28, 1998, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 26 of the Agreement.


                                         MATRIX PHARMACEUTICAL, INC.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


Acknowledged and Agreed:

BANKBOSTON, N.A.
as Rights Agent



By:
   ------------------------------------
   Name:
   Title: